Exhibit 5.2

February 9, 2005

Board of Trustees
Colonial Properties Trust
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama 35202

Ladies and Gentlemen:

     This firm has acted as special Alabama counsel to Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), in connection with its registration statement on Form S-4, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to registration of up to $623,342,894 in aggregate amount of the Company’s common shares or beneficial interest, par value $.01 per share (the “Common Shares”), the Company’s 7.62% Series E cumulative redeemable preferred shares of beneficial interest (the “Preferred Shares”), and the Company’s depositary shares, each representing 1/100th of a Preferred Share and evidenced by depositary receipts (the “Depositary Shares” and, together with the Common Shares and Preferred Shares, the “Shares”), to be issued pursuant to that certain Agreement and Plan of Merger dated as of October 25, 2004, as amended by an Amendment No. 1 to Agreement and Plan of Merger dated as of January 24, 2005 (as so amended, the “Merger Agreement”), among the Company, CLNL Acquisition Sub LLC (“Colonial Merger Sub”) and Cornerstone Realty Income Trust, Inc. (“Cornerstone”), pursuant to which Cornerstone will be merged with and into Colonial Merger Sub, with Colonial Merger Sub remaining as the surviving entity (the “Merger”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

     1. An executed copy of the Registration Statement.

     2. An executed copy of the Merger Agreement.

     3. The Declaration of Trust of the Company, as amended (the “Declaration of Trust”), as certified by the Secretary of State of the State of Alabama on January 20, 2005 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     5. Certain resolutions of the Board of Trustees of the Company (the “Board of Trustees”) adopted at a meeting held on October 21, 2004 and January 21, 2005, as certified

Board of Trustees
February 9, 2005

by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the Merger Agreement and arrangements in connection therewith.

     6. Certain resolutions of the Pricing Committee of the Board of Trustees (the “Pricing Committee”) adopted by written consent on October 25, 2004, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the Merger Agreement and arrangements in connection therewith.

     7. The form of Deposit Agreement between the Company and the depositary named therein (the “Depositary”) included as Exhibit 4.1 to the Registration Statement (the “Deposit Agreement”).

     8. The form of Articles Supplementary for the Preferred Shares included as Exhibit 3.1 to the Registration Statement (the “Articles Supplementary”).

     We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies, and the authenticity, accuracy and completeness of the originals of such latter documents. We also have assumed that the Shares will not be issued in violation of the ownership limits contained in the Declaration of Trust.

     We have also assumed that (i) the Depositary has all requisite organization and legal power and authority under all applicable laws, regulations and its governing documents to execute, deliver and perform its obligations under the Deposit Agreement and the depositary receipts evidencing the Depositary Shares, (ii) the Depositary has duly authorized, executed and delivered the Deposit Agreement, (iii) the Depositary is validly existing and in good standing in all necessary jurisdictions, (iv) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares constitute valid and binding obligations, enforceable against the Depositary in accordance with their terms, (v) the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations, (vi) before the issuance of any Depositary Shares, the Articles Supplementary will be filed for recordation with the Office of the Judge of Probate of Jefferson County, Alabama, (vii) any Depositary Shares will be issued to the Depositary under the Deposit Agreement, (viii) the Shares will be delivered against payment of valid consideration therefor and in accordance with the terms of the Merger Agreement and as contemplated by the Registration Statement, (ix) (x) and (xi) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Deposit Agreement and the depositary receipts evidencing the Depositary Shares. We also have assumed that the Shares will

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February 9, 2005

not be issued in violation of the ownership limit contained in the Company’s Declaration of Trust. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the Alabama Real Estate Investment Trust Act of 1995 (the “Alabama Law”), and we express no opinion herein as to any other laws, statutes, regulations, or ordinances. As used herein, the term “Alabama Law” includes the statutory provisions contained therein, all applicable provisions of the Alabama Constitution, and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that, following (i) the effectiveness of the Registration Statement, (ii) the effectiveness of the Merger pursuant to Delaware and Virginia law and (ii) the issuance of the Shares in accordance with the Merger Agreement:

     (a) the Common Shares will be validly issued, fully paid and nonassessable under the Alabama Law;

     (b) the Preferred Shares will be validly issued, fully paid and nonassessable under the Alabama Law; and

     (c) the depositary receipts evidencing the Depositary Shares will constitute valid and binding obligations of the Company.

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion expressed in paragraph (c) above is also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

     This opinion letter speaks as of the date hereof and has been prepared solely for your use in connection with the filing by the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. Notwithstanding the foregoing, we hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the joint proxy statement/prospectus constituting a part of the Registration Statement. Hogan & Hartson L.L.P., counsel to the

Board of Trustees
February 9, 2005

Company, may on this opinion in rendering its opinion to you with respect to those matters specified herein. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Sincerely yours,

/s/ SIROTE & PERMUTT, P.C.

SIROTE & PERMUTT, P.C.